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                                                                   EXHIBIT 10.25


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                          MANAGEMENT SERVICES AGREEMENT

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                                 BY AND BETWEEN



                            Gadzooks Management, L.P.

                                       AND


                                 Gadzooks, Inc.

                            DATED AS OF JUNE 28, 2000










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                          MANAGEMENT SERVICES AGREEMENT


         THIS MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into as of June 28, 2000 by and between Gadzooks Management, L.P. ("LP"), a Texas limited partnership, and Gadzooks, Inc. ("Gadzooks"), a Texas corporation.

                                    RECITALS:

         1. Gadzooks is engaged in the retail business of marketing casual apparel and related accessories for teen-aged men and women ("Operations"); and

         2. LP has the management and administrative personnel available to assist Gadzooks in the conduct of its business; and

         3. Gadzooks desires to utilize the services and experience of LP in connection with the conduct of the Operations;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                          Appointment of Managing Agent

         1.1 Appointment. Gadzooks hereby appoints LP as its managing agent, and LP hereby accepts such appointment by Gadzooks, to manage and direct the business of Gadzooks as specified in Article II below and subject to the general supervision and control of the Board of Directors and officers of Gadzooks.

         1.2 Term. The term of this Agreement shall begin as of the Effective Date hereof and continue until terminated by written notice to the other party.

                                   ARTICLE II

                             Powers and Duties of LP

         2.1 Powers of LP. Subject to such limitations as may be imposed by law or this Agreement, LP is hereby authorized and empowered, in the name of and on behalf of Gadzooks without further authorization of Gadzooks to:

             (a) establish corporate policies and procedures with respect to all operations, marketing, banking, accounting and financial controls, personnel activities, and other matters except as specifically precluded by the terms of the Agreement;


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             (b) make tax, regulatory and other filings, and to render other periodic reports to governmental agencies or bodies having jurisdiction over the assets or operations of Gadzooks:

             (c) open and close bank accounts, reconcile all accounts of Gadzooks, and prepare monthly, quarterly and annual financial statements of Gadzooks;

             (d) purchase and maintain insurance covering such risks in such amounts as LP determines are, from time to time, necessary and appropriate, for the benefit of Gadzooks;

             (e) buy, lease (as lessor or lessee), sell, use, invest, mortgage, encumber or otherwise acquire or dispose of, in the ordinary course of business, assets of Gadzooks or property of any kind which becomes an asset of Gadzooks;

             (f) enter into and perform the obligations of corporate and management agreements for the benefit of Gadzooks;

             (g) conduct litigation and incur legal expenses and, except as set forth herein, otherwise deal with or settle claims or disputes; and

             (h) perform such other management and administrative services as LP deems necessary and appropriate in the ordinary course of business or as Gadzooks requests.

         2.2 Duties of LP. LP shall perform its duties hereunder in the manner in which LP deems necessary and appropriate. Without limiting the generality of the foregoing, the duties of LP shall include the following:

             (a) to provide, from time to time, consultants (who may be employees of LP) who will consult with management of Gadzooks concerning the items specified in Section 2.1 above;

             (b) to control and determine the day-to-day conduct of the business activities of Gadzooks relating to matters concerning banking, payroll, credit policies, billing procedures, collection matters and cash management policies;

             (c) to render or cause to be rendered accounting, financial controls, corporate tax compliance and legal, technical and other services and perform or cause to be performed other accounting, logistical and administrative functions for Gadzooks;

             (d) to maintain records of the assets owned by Gadzooks and books of account, and to make such records and books of account available for inspection by the Board of Directors of Gadzooks during regular business hours at the principal office of LP;


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             (e) to prepare, on an annual, quarterly and monthly basis, financial statements of Gadzooks and to furnish to the Board of Directors of Gadzooks such other information and reports concerning the conduct of the business and affairs of Gadzooks as the Board of Directors shall reasonably request;

             (f) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

             (g) to administer, on behalf of Gadzooks, contracts, leases, and other agreements to which Gadzooks is a party or pursuant to which Gadzooks is a beneficiary;

             (h) to perform strategic planning with respect to geographic expansion of Gadzooks' operations; and

             (i) to conduct services in compliance with all applicable laws, rules and regulations and in accordance with the terms of this Agreement, and any other applicable agreement, indenture or other instrument to which Gadzooks is bound or may be subject.

         2.3 Limitation on Powers. Except as expressly set forth in Sections 2.1 and 2.2 above, without the prior written authority of the Board of Directors of Gadzooks, LP shall not have the authority or take any other action on behalf of Gadzooks, including but not limited to:

             (a) sell, lease or otherwise dispose of all or substantially all of its assets or property;

             (b) borrow money, assume, guarantee or otherwise cause Gadzooks to become liable for indebtedness, other than indebtedness brought about in the ordinary course of Gadzooks' business, without the prior consent of Gadzooks;

             (c) form, contribute or loan cash or property to any limited or general partnerships, joint ventures, corporations or similar arrangements, without the prior consent of Gadzooks; or

             (d) take any other extraordinary corporate action on behalf of Gadzooks, without the prior consent of Gadzooks.


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                                   ARTICLE III

                                     Charges

         3.1 Charges. The charge to Gadzooks for Services provided by LP pursuant to Article II hereof shall be based on an amount equal to LP's internal cost of providing such Services to Gadzooks plus the actual cost of any third-party services and/or materials required, plus an amount equal to 10% (this percentage may be changed with the written consent of both Gadzooks and LP) of the total internal and external charges.

             LP's internal costs of providing Services shall be computed at the beginning of each fiscal year based on appropriate methods agreeable to the parties and assessed monthly, along with the actual cost of any third-party services and/or materials required, in a predetermined manner that is agreeable to both parties in accordance with Article V hereof.

                                   ARTICLE IV

                        Liability of LP; Indemnification

         4.1 Judgments in Good Faith Proper. Notwithstanding any other provisions contained herein to the contrary, in no event shall Gadzooks, or any director, officer, employee or stockholder of Gadzooks make any claim against LP, on account of any alleged errors of judgment made in good faith in connection with the conduct of Gadzooks' operations hereunder by LP nor shall Gadzooks object to any expenditure made by LP in good faith in the course of its management of Gadzooks, or in the settlement of any claim arising out of the conduct of Gadzooks by LP.

         4.2 Indemnification. Except to the extent required by applicable law, neither LP, nor any of its employees, officers, directors, partners, agents or stockholders (collectively, "Indemnities") shall be liable to Gadzooks, and Gadzooks agrees to indemnify and hold harmless the Indemnities from and against any and all liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees), deficiencies, judgments, actions, causes of action, proceedings, demands or claims of whatever nature (collectively, "Damages") arising from or in any way related to (i) services provided by LP pursuant to this Agreement, or (ii) any accident, injury or damage whatsoever during the conduct of the Operations caused to any person or to the property of any person, occurring on or after the Effective Date hereof and prior to the termination of this Agreement, except to the extent such Damages are caused by or result from the gross negligence of, or any willful misconduct or reckless act by LP or its employees, officers, directors, agents or stockholders. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an action or inaction involves bad faith or willful misconduct or a reckless act.

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                                    ARTICLE V

                                   Accounting

         5.1 Accounting Periods. Accounting periods under this Agreement shall be coterminous with the fiscal periods of Gadzooks. Within 60 days after the end of the first fiscal quarter or part thereof, and within 60 days of each succeeding fiscal quarter, during the term of this agreement, LP shall present an itemized accounting to Gadzooks with respect to such fiscal quarter.

         5.2 Settlement Dates. Settlement between Gadzooks and LP shall be made within 30 days after the delivery of such accounting.


         5.3 Books and Records. Gadzooks shall have the right to audit the books and records of LP upon reasonable prior notice during normal business hours with respect to LP's performance and charges under this Agreement.

                                   ARTICLE VI

                                  Miscellaneous

         6.1 Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, address as follows:

                          Gadzooks, Inc.
                          4121 International Parkway
                          Carrollton, TX  75007
                          Attn:  President
                          Telephone:  (972) 307-5555
                          Telecopy:   (972) 662-4290

                          Gadzooks Management, L.P.
                          4121 International Parkway
                          Carrollton, TX  75007
                          Attn:  Registered Agent
                          Telephone:  (972) 662-4271
                          Telecopy:   (972) 662-4295

or to such other address or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five business days after when deposited with the United States mail properly addressed, (iii) the next business day when delivered during business hours to said overnight delivery service, properly addressed and prior to such delivery service's




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cut off time for next day delivery, or (iv) when receipt of the telex or telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

         6.2 Assignment. Either party hereto shall have the right to assign this Agreement only to (i) any successor assignee of such party that may result from any merger, consolidation or reorganization; (ii) another corporation that acquires all or substantially all of such party's assets, business and liabilities; or (iii) any successor assignee of such party with the express written consent of both parties hereto.

         6.3 Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.4 Entire Agreement; Modification. This Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. The terms and provisions of this Agreement may not be modified, supplemented or amended except in writing agreed to by both parties hereto. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

         6.5 No Waiver. Failure by either party hereto to enforce at any time or for any period of time any provision or right hereunder shall not constitute waiver of such provision or the right of such party thereafter to enforce each and every such provision.

         6.6 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas. The prevailing party in any litigation concerning this Agreement shall be entitled to reimbursement of its reasonable costs, including legal and accounting fees, incurred in connection with any such matter.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

         6.8 Effective Date. The parties hereto have executed this Agreement as of the 28th day of June 2000 ("Effective Date").



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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the above referenced Effective Date.

                                   Gadzooks, Inc.

                                   By: /s/ GERALD R. SZCZEPANSKI
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                                   Title: President/Chief Executive Officer
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                                   Date: June 28, 2000
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                                   Gadzooks Management, L.P.

                                   By: /s/ JAMES A. MOTLEY
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                                   Title: Vice President/Chief Financial Officer
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                                   Date: June 28, 2000
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